                                                                     Exhibit 4.1

                      [FRONT OF COMMON STOCK CERTIFICATE]

COMMON STOCK                                                     COMMON STOCK
PAR VALUE $.01                                                   PAR VALUE $.01


Number __________                                                CUSIP 589988104
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                                               Shares __________


                        MERISTAR HOTELS & RESORTS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT __________________________________________________



is the owner of

___________________________________________________________

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

MeriStar Hotels & Resorts, Inc., (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:  _________________                  _______________________________
                                           Chairman and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
  CONTINENTAL STOCK TRANSFER
    & TRUST COMPANY (JERSEY CITY, NJ)      _______________________________
                                           Treasurer and Secretary
                Transfer Agent
                and Registrar

By ____________________________________
   Authorized Officer

                               [Corporate Seal]

                       [BACK OF COMMON STOCK CERTIFICATE]

                        MERISTAR HOTELS & RESORTS, INC.


A FULL STATEMENT OF THE DESIGNATION AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF CAPITAL STOCK MAY BE OBTAINED FROM THE CORPORATION BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common      UNIF GIFT MIN ACT ___________ Custodian
________
                                                   (Cust)            (Minor)
TEN ENT   - as tenants by the entireties     under Uniform Gifts to Minors Act

JT TEN    - as joint tenants with right      ______________________________
            of survivorship and not as       (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list

                PLEASE INSERT SOCIAL SECURITY OR OTHER
                IDENTIFYING NUMBER OF ASSIGNEE

For value received, [                  ] ________________________________ hereby

sell, assign and transfer unto  _______________________________________________

_________________________________________________________________________

________________________________________________________________________

_____________________________________________________________________shares of capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:  ___________________
                                Signature(s) ________________________________
                                             NOTICE:  The signature(s) of this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the Certificate, in every
                                             particular, without alteration or
                                             enlargement, or any change
                                             whatever.

Signature Guaranteed By:

__________________________


The securities represented by this certificate are subject to restrictions on ownership and transfer. This description is summary only, and is qualified in its entirety by reference to the full transfer restrictions in the Certificate of Incorporation of the Corporation, a copy of which will be supplied free of charge at any stockholder's request. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, no Covered Person may Beneficially Own Shares in excess of 9.9% of either (i) the total combined voting power of all outstanding shares entitled to vote or (ii) the total number of outstanding Shares of the Corporation. Any Covered Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between MeriStar Hotels & Resorts, Inc. and Continental Stock Transfer & Trust Company dated as of July 23, 1998 (the "Rights Agreement"), as amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MeriStar Hotels & Resorts, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MeriStar Hotels & Resorts, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other Rights may become null and void.